Morgan
                                                             & Company
                                                          CHARTERED ACCOUNTANTS





                          INDEPENDENT AUDITORS' CONSENT




We consent to the use, in the Registration Statement of Custom Branded Networks, Inc. on Form S-8 relating to the registration of up to 2,000,000 common shares to be issued pursuant to a compensation agreement for Custom Branded Networks, Inc. of our Auditors' Report, dated September 27, 2004, on the consolidated balance sheets of Custom Branded Networks, Inc. as at June 30, 2004 and 2003, and the related consolidated statements of operations, cash flows, and stockholders' deficiency for the years ended June 30, 2004 and 2003, and for the period from inception, June 28, 1999 to June 30, 2004.




Vancouver,  Canada                                       "Morgan  &  Company"

October  18,  2004                                      Chartered  Accountants


Tel:  (604) 687-5841        Member of             P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075          ACPA         Suite 1488 700 West Georgia Street
www.morgan-cas.com        International               Vancouver, B.C.  V7Y  1A1